Maria Esther Vallejos H.
                                    ATTORNEY

               [SEAL - ATTORNEY - SPECIAL NOTARY OF MINES AND OIL]
                  [DR. MARIA ESTHER VALLEJOS - LA PAZ, BOLIVIA]

                                SPECIAL NOTARY OF
                                  MINES AND OIL
                                LA PAZ - BOLIVIA


                                    TESTIMONY
                                   No. 251/96


TESTIMONY OF: THE CONTRACT OF MINING CONCESSION WORKING, SUBSCRIBED BETWEEN THE MINING COOPERATIVE "UNIDAS CANGALLI LTDA.", REPRESENTED BY LIBERATO BENJAMIN DURAN SIRAY, JORGE BARRADAS ARAUCO, MARIO ZUMELZU GARCIA, LUCIO EMILIO TRILLO SARAVIA, JHON LOZA TORREZ, CARLOS ALBERTO RODRIGUEZ ESCALANTE AND CONSTANCIO ARAUCO HURTADO, AND THE ENTERPRISE EAGLE MINING OF BOLIVIA LTDA. REPRESENTED BY RENE VELASQUEZ DEHEZA AND DR. TERRY C. TURNER.



                            La Paz, NOVEMBER 11, 1996

No. 7535176
Series "E - 95"
D.S. 21124 of 11-15-85
R. Sec. No. 597 of 07-14-95


               [SEAL - ATTORNEY - SPECIAL NOTARY OF MINES AND OIL]
                  [DR. MARIA ESTHER VALLEJOS - LA PAZ, BOLIVIA]

                                   CORRESPONDS


             [SEAL NOTARY OF MINES AND OIL - 1996 - LA PAZ BOLIVIA]

        ******************** TESTIMONY No. 103/96 **********************

OF THE MINING CONCESSION WORKING CONTRACT, SUBSCRIBED BETWEEN THE MINING COOPERATIVE "UNIDAS CANGALLI LTDA.", REPRESENTED BY LIBERATO BENJAMIN DURAN SIRAY, JORGE BARRADAS ARAUCO, MARIO ZUMELZU GARCIA, LUCIO EMILIO TRILLO SARAVIA, JHON LOZA TORREZ, CARLOS ALBERTO RODRIGUEZ ESCALANTE AND CONSTANCIO ARAUCO HURTADO, AND THE ENTERPRISE EAGLE MINING OF BOLIVIA LTDA. REPRESENTED BY RENE VELASQUEZ DEHEZA AND DR. TERRY C. TURNER.

In the city of La Paz, at ten thirty on November eleventh, nineteen ninety-six, before me, the attorney MARIA ESTHER VALLEJOS H. Special Notary of Mines and Oil and witnesses that are mentioned below and subscribe, were present: Mr. LIBERATO BENJAMIN DURAN SIRAY with I.D. No. 425375-LP, Mr. JORGE BARRADAS ARAUCO with I.D. No. 2378417-LP, Mr. MARIO ZUMELZU GARCIA with I.D. No. 280299-LP, Mr. LUCIO EMILIO TRILLO SARAVIA with I.D. No. 2266221-LP, Mr. JHON LOZA TORREZ with I.D. No. 3305110-LP, Mr. CARLOS ALBERTO RODRIGUEZ ESCALANTE with I.D. No. 1254470-PT AND Mr. CONSTANCIO ARAUCO HURTADO with I.D. No. 497716-LP

REPRESENTING THE MINING COOPERATIVE "UNIDAS CANGALLI LTDA." and Mr. RENE VELASQUEZ DEHEZA with I.D. No. 088290-LP, and DR. TERRY C. TURNER. with I.D. No. 3372656-LP REPRESENTING THE ENTERPRISE EAGLE MINING OF BOLIVIA LTDA. all of them of statutory age and legally able, whom having been identified I attest and they said: That it is convenient to present as public instrument the ABSTRACT that has been presented before me enclosed with: TESTIMONY OF POWER OF ATTORNEY No. 344/96 of OCTOBER 31, 1996, TESTIMONY OF POWER OF ATTORNEY No. 192/96 of OCTOBER 25, 1996, DOWN PAYMENT VOUCHERS OF MINING PATENT AND RECEIPT OF BANK DEPOSIT, Documents that transcribed literally are as follow:


ABSTRACT.- MRS. SPECIAL NOTARY OF MINES: In the records and documents and public Contracts that you are in charge of, please, insert a contract of mining work between the Mining Cooperative "UNIDAS CANGALLI LTDA." and the enterprise "EAGLE MINING OF BOLIVIA LTDA." to the tenor of the following clauses.

FIRST.- ABOUT THE PARTS.  The following are contracting parties:

1. The Mining Cooperative "UNIDAS CANGALLI LTDA." recognized by the Institute of Cooperatives INALCO, by means of Resolution of the National Council 01700 of February 4, 1975, registered in the National Registry of Cooperatives under page No. 1618 of the same date, which, for this contract will be "THE COOPERATIVE", represented by Benjamin Duran Siray, Jhon Loza Torrez, Jorge Barradas Arauco as President, Secretary General and Treasurer of the Administration Council respectively, and the delegates Mario Zumelzu Garcia, Constancio Arauco Hurtado, Carlos Rodriguez Escalante and Lucio Trillo Saravia, supported by the Power of Notary that will be part of this contract.

No. 7205584
Series "E - 95"
D.S. 21124 of 11-15-85
R. Sec. No. 597 of 07-14-95

                             [SEAL - ATTORNEY - SPECIAL NOTARY OF MINES AND OIL]
                                   [DR. MARIA ESTHER VALLEJOS - LA PAZ, BOLIVIA]

2. The enterprise EAGLE MINING OF BOLIVIA LTDA., constituted by means of the public document No. 216/96 of October 2, 1996 before a Special Notary of Mines and Oil, with legal status recognized by the General Direction of Commerce
Register and Societies by Shares; that, for this contract will be "THE ENTERPRISE", represented by Lic. Rene Velasquez Deheza and Dr. Terry C. Turner, with Power of Notary that will be part of this contract along with the Contracts that accredit the legal status of the enterprise.

SECOND.-  PURPOSE AND DURATION OF THE  CONTRACT.-
1. The purpose of this mining contract is the prospecting, working, benefit and recovery of gold and other minerals in the mining concession of THE COOPERATIVE, in an operation plan that has as main objective the use of special machinery and adequate modern equipment for the special characteristics of the working of the Cuadro Cangalli and the different work locations, applying for this purpose technology that guarantees more efficiency in the prospecting, working, benefit and recovery operations. THE COOPERATIVE offers his mining concessions, mentioned in the third clause exclusively and with no interference of any nature on THE COOPERATIVE's side, and of third parties, in the operations of prospecting, working, benefit and recovery operations of THE ENTERPRISE.
2. This contract will have a duration of 25 (twenty-five years), starting on February 6, 1996, and this can be renewed for an additional period, having to be subscribed a new contract "Extending Contract".

THIRD: THE RIGHT OF THE MINING CONCESSIONS. THE COOPERATIVE awards to THE ENTERPRISE all the rights it has over 2004 (Two thousand and four) mining claims. That are specified next:

1. MINING RIGHTS IN TIPUANI RIVER, SHORES AND ADJOINING TERRACES TO CUADRO CANGALLI. That consists of 105 mining claims, over gold deposits within the perimeter of the mining concession called "UNIDAS CANGALLI" of 635 mining claims, that are at the present time property of the Central de Cooperativas Cangalli Ltda., located in the jurisdiction of Canton of Tipuani of the Larecaja Province of the Department of La Paz. These mining rights properly recognized by the Central de Cooperativas through the Document dated on March 28, 1995, with the following limits: From the strait of Chacapunku in Tipuani River, down to ex-tightrope-walking Beltran over Chamacjahuira stream. Within the perimeter of these 105 mining claims is the CUADRO CANGALLI con the vertical depth of 257 meters, with tunnels and corridors with a gold production in less scale and with a substructure that will be evident in the inventory that will be elaborated by the contracting parties.

2. MINING RIGHTS IN HIGH TERRACES WITHIN THE PERIMETER OF THE MINING CONCESSION "UNIDAS CANGALLI".. Within the perimeter of the 635 mining claims described previously, there are 136 mining claims of the following designations and extension by section:
a) "CHACHO CHICO", located in the place of the camp with the same name, that has 38 mining claims over gold deposits.
b) "18 DE NOVIEMBRE CHICO", located across from the stream Chamacjahuira, with 29 mining claims over gold deposits.
c) "ROMPE TALLE", located in the highland of Chuchiplaya, with 69 mining claims over gold deposits.

No. 7905585
Series "E - 95"
D.S. 21124 of 11-15-85
R. Sec. No. 597 of 07-14-95

                             [SEAL - ATTORNEY - SPECIAL NOTARY OF MINES AND OIL]
                                   [DR. MARIA ESTHER VALLEJOS - LA PAZ, BOLIVIA]

"CANGALLI LTDA.", as legal dealer, has conferred to the Mining Cooperative "Unidas Cangalli" Ltda., the working right of 241 mining claims described in points 1 and 2, the ones that are backed up with the Contract dated on March 28, 1995 and that will be part of the contract.

3. MINING CONCESSION CALLED "SAN JUAN DE BUENA VISTA". With 200 mining claims, over gold and other minerals deposits, located in Canton of Tipuani of Larecaja Province of the department of La Paz, with Testimony No. 218/94 of August 25, 1994, execution title registered in Federal Taxes under entry number 01267645 of September 5, 1994 and registered in the Mining Registry under party No. 218 of book "B" of August 25, 1994.

4. MINING CONCESSION "15 DE NOVIEMBRE". with 600 mining claims, over gold and other minerals, located in the jurisdiction of Canton of Tipuani of Larecaja Province of the department of La Paz with testimony No. 82/92 of August 17, 1992, executing title registered in the Mining Registry under entry No. 17 of book "A", of July 28, 1993, registered in Federal Taxes under computerized entry No. 01217454 of August 17, 1993.

5. MINING CONCESSION "MONTE VERDE". Of 600 mining claims over gold and other minerals deposits, located in the jurisdiction of Canton of Tipuani of Larecaja Province of the Department of La Paz with Testimony No. 83/92 of September 8, 1993, executing title registered in the Mining Registry, under entry No. 25 of book "A" on September 7, 1993, and registered in Federal Taxex under computerized entry No 01341952 of February 14, 1995.

6. MINING CONCESSION CALLED "CHACO". Of 100 mining claims over gold and other minerals deposits, located in the jurisdiction of Canton of Tipuani of Larecaja Province of the Department of La Paz with Testimony No. 126/96 of June 5, 1996, executing title registered in the Mining Registry, under entry No. 133 of book "B" on June 12, 1996, and registered in Federal Taxes under computerized entry No 01359407 of June 13, 1996.

7. MINING CONCESSION "FLOR DE MAYO". Of 50 mining claims over gold and other minerals deposits, located in the jurisdiction of Canton of Tipuani of Larecaja Province of the Department of La Paz. This mining concession is acquired by the Cooperative "UNIDAS CANGALLI" LTDA., whose transference Contract awarded by its previous owner Mr. Juan Carlos Rodriguez Loza will be part of this Contract.

8. MINING CONCESSION "18 DE NOVIEMBRE". Of 13 mining claims over gold and other minerals deposits, located in the jurisdiction of Canton of Tipuani of Larecaja Province of the Department of La Paz with Testimony No. 127/96 of June 5, 1996, executing title registered in the Mining Registry, under entry No. 134 of book "B" on June 12, 1996, and registered in Federal Taxes under computerized entry No 01359406 of June 13, 1996.

9. MINING CONCESSION "SAN LUIS". Of 200 mining claims over gold and other minerals deposits, in the sector ISHUAYA, located in the jurisdiction of Canton of Tipuani of Larecaja Province of the Department of La Paz. This mining concession is acquired by the Cooperative "UNIDAS CANGALLI" LTDA., whose transference Contract awarded by its previous owner Mr. Benjamin Duran Siray will be part of this Contract.

No. 7205586
Series "E - 95"
D.S. 21124 of 11-15-85
R. Sec. No. 597 of 07-14-95

                             [SEAL - ATTORNEY - SPECIAL NOTARY OF MINES AND OIL]
                                   [DR. MARIA ESTHER VALLEJOS - LA PAZ, BOLIVIA]

FOURTH.- OPERATION CHRONOGRAM.    Comprises the following stages:

A. WORKING ON CUADRO CANGALLI. The work on CUADRO CANGALLI is the first priority of this contract, on the basis of the recommendations and geological studies of technicians. Likewise, the COOPERATIVE, on February 6, 1996, gave to the ENTERPRISE the substructure and facilities inside and outside the mine, consequently, the responsibility to continue the work with cuadro is over the ENTERPRISE.

B. GRANTED MINING CLAIMS WORKING STAGE. It will be performed by the ENTERPRISE starting on the signing of this contract, according to the following description:
B.1. Working on the shores compromised in this contract.
B.2. Working on the Terraces, according to the needs and characteristics of the soil.
B.3. On the palechannel (former river-bed) not prospected nor exploited yet, will be performed within the terms of this contract. The work will be performed on the basis of systems and recommendations of adequate technology for this kind of projects.

C.  INSTALLATION OF MINING MACHINERY AND EQUIPMENT.

1. THE ENTERPRISE, according to the results of the studies, and considering the characteristics of each work site, will acquire and install adequate machinery and equipment. To accomplish this stage, the term will start on the signing of this contract and will last 160 days.

2. THE ENTERPRISE Will start the work with the machinery and equipment ready, which has to be necessarily new, the ones that will be extended with new and technically adequate machinery and equipment within 230 day after the 160 days pointed out in the previous point. The work will embrace three sites that will be installed consecutively according to a chronogram and work plan of the ENTERPRISE.

3. It is understood that the present clause includes the performance within the established terms. The parties agree that these may have tolerance for lateness or failure because of "CIRCUMSTANCES BEYOND CONTROL OR UNAVOIDABLE ACCIDENT" understanding that the first refers to third parties action, and the second, to the nature forces.

FIFTH.   AMOUNT  OF  INVESTMENT.   THE  ENTERPRISE  will  invest  initially  $us
3.000.000.00 (Three Million Dollars), and this amount will be extended in the future according to the studies and results of the work, and the needs of the project.

SIXTH. PROPERTY OF THE MACHINERY AND EQUIPMENT: The machinery, equipment, materials, vehicles and others acquired by the ENTERPRISE for this mining project, belong to the ENTERPRISE, so, in case of resolution of this contract, THE ENTERPRISE will be able to take delivery with no impediment on THE COOPERATIVE's side, except the installed substructure that will belong to the COOPERATIVE. Nevertheless, at the end of the work and depletion of the mineral deposits compromised, the machinery and equipment used in this project will be distributed in a 50% proportion between THE COOPERATIVE and THE ENTERPRISE.

No. 7205587
Series "E - 95"
D.S. 21124 of 11-15-85
R. Sec. No. 597 of 07-14-95

                             [SEAL - ATTORNEY - SPECIAL NOTARY OF MINES AND OIL]
                                   [DR. MARIA ESTHER VALLEJOS - LA PAZ, BOLIVIA]

SEVENTH.- PARTICIPATION IN THE BENEFITS: It is convenient that from all the gold production, and other minerals obtained in the process of the different sites of work over the 2004 mining claims compromised in the present contract, THE COOPERATIVE receive EIGHTEEN PERCENT (18%) of the crude production and THE ENTERPRISE receive EIGHTY TWO PERCENT (82%), having to perform the distribution of these proportions in each raise, controlled by the COOPERATIVE.

EIGHTH.- ABOUT THE RIGHTS , OBLIGATIONS AND RESPONSIBILITIES OF THE ENTERPRISE. The privative and exclusive rights of the ENTERPRISE are:

1. The execution with no interference of prospecting, mining work, extraction, transport, melting and refining of gold and other minerals, according to the techniques, methodologies, ordering and specialties considered the most appropriate in any point of the concessions compromised in this contract.

2. Choose and determine the most convenient places and zones to install the camps, offices, deposits and other dependencies.

3. Use freely all the existing roads, paths and those to be constructed within the perimeter of the concessions, in case of conflict, the ENTERPRISE as well as the COOPERATIVE, will perform the necessary procedures.

4. Use the rivers, streams and any other water ways within the concessions according to their conveniences and needs.

5. Construct airports, runways or parking zones for all kinds of vehicles.

6. Transport, install, dismount, take apart, transfer and/or retire all the machinery and equipment according to plans and strategies of work upon requirements, needs and conveniences. It is stated that the rights and prerogatives expressed previously, are only enunciative and not limitative, being the ENTERPRISE able to perform all licit activity according to its needs and the best technical and enterprise criteria to achieve its objectives.

DUTIES OF THE ENTERPRISE. 1. Accomplish the contract in the terms and appointed dates stated. 2. Inform to THE COOPERATIVE about the plans of work operation. 3. According to its requirements, will hire manpower specially among the associates of THE COOPERATIVE and/or the population of Cangalli. 4. Expedite rationally, the provision of electric service, 24 hours a day, controlled by THE COOPERATIVE to the consumers, THE ENTERPRISE will collaborate with the improvement of the school, health and sport fields. 5. Cooperate with the replacement (reforestation) of forest areas that would have been used to extract wood, according to recommendations and previsions of the environmental law.

RESPONSIBILITIES OF THE ENTERPRISE. 1. Administer and exercise control over all the operations of prospecting, work, and benefit of the 2004 mining claims transferred to through this contract. 2. Accomplish all the arrangements in force about the taxes and fiscal burden suitable to THE ENTERPRISE, whether they local, regional, provincial, departmental and/or national. 3. With priority over other mining contracts THE ENTERPRISE will execute the present contract of the Cangalli project.

No. 7205588
Series "E - 95"
D.S. 21124 of 11-15-85
R. Sec. No. 597 of 07-14-95

                             [SEAL - ATTORNEY - SPECIAL NOTARY OF MINES AND OIL]
                                   [DR. MARIA ESTHER VALLEJOS - LA PAZ, BOLIVIA]

NINTH: RIGHTS, OBLIGATIONS AND RESPONSIBILITIES OF THE COOPERATIVE:
     THE RIGHTS OF THE COOPERATIVE: 1. Demand the accomplishment of the agreements celebrated with the ENTERPRISE.

2. Receive trimestral information of THE ENTERPRISE about the advance on operations of the project.

3. Receive a percentage of gold and other minerals participation to freely market and arrange according to their interests.

4. It is agreed by THE ENTERPRISE, that THE COOPERATIVE, in order to avoid expiration for lack or work, may perform mining activities by themselves, in any of the compromised concessions, with no prejudice to the work of THE ENTERPRISE, and that does not involve work with heave equipment, machinery, nor contract with third parties.

OBLIGATIONS OF THE COOPERATIVE. 1. Ensure and maintain the quiet and pacific possession of the mining concessions compromised in the present contract. 2. pay the 18% (eighteen percent) of the value of the mining patents corresponding to 2004 mining claims compromised, the other 82% (eighty-two percent) will be covered by the ENTERPRISE. 3. Accomplish all the obligations pursuant the Mining Code and other legal dispositions that rule the subject. 4. Respect all the rights, goods and interests of THE ENTERPRISE, such as stoppages, strikes, blockades, sabotage acts or other similars. 7. Request to FERRECO and the Central de Cooperativas Cangalli Ltda. the free transit in the crossbar of Polopata for the vehicles of the ENTERPRISE. 8. Refrain of demanding or imposing to the ENTERPRISE the performance of other works not stated in the present contract or not directly related to the work with the mining deposits. 9. THE COOPERATIVE wont be able to dispose, transfer or celebrate new contracts over the mining concessions compromised in this contract. 10. Proceed with the eviction and writing-off of the mining rights related to the mining claim subscribed while the contract is in force. 11. Facilitate to THE ENTERPRISE all the studies performed in their different phases for the exploitation and making the production as effective as possible.

TENTH.- INSPECTION AND RAISING OF PRODUCTION:: 1. THE COOPERATIVE not intervening nor prejudicing on the technical operations of gold exploitation in charge of THE ENTERPRISE, will perform the pursuit and permanent and compulsory vigilance of the production in the CUADRO CANGALLI and in other locations of gold exploitation by means of two chief representatives of each work shift, appointed by means of memorandum. Any partner that isn't properly accredited will be able to attribute to himself any representation. 2. THE ENTERPRISE will inform to THE COOPERATIVE compulsorily about the gold raise, with a notification 12 hours in advance, except on cases of urgency and owing to circumstances beyond control, in which it will be possible to proceed to the raise immediately

No. 7205589
Series "E - 95"
D.S. 21124 of 11-15-85
R. Sec. No. 597 of 07-14-95

                             [SEAL - ATTORNEY - SPECIAL NOTARY OF MINES AND OIL]
                                   [DR. MARIA ESTHER VALLEJOS - LA PAZ, BOLIVIA]
in the presence of the delegates assigned by both parties. 3. The gold raises, whether they are on normal periods or in emergency cases, will be registered in the minutes and will be signed by two representatives of THE ENTERPRISE and THE COOPERATIVE, in that minute will be stated the date, hour, place and quantity of gold.


ELEVENTH.- VALID INTERLOCUTORS. All the agreements as well as activities, and also all coordination, communication, instruction and resolution between THE COOPERATIVE and THE ENTERPRISE, will be through the following legal representatives. 1. THE ENTERPRISE will be represented by its representatives legally accredited. 2. On the other hand THE COOPERATIVE will be represented by the Directive of the Administration and Vigilance Council and five base delegates guaranteed by the corresponding powers of attorney. These will be the only valid interlocutors, no other person will be able to intervene. THE COOPERATIVE, according to these arrangements and previsions of their statutes and regulations, will be able to appoint and substitute their representatives or board of directors not varying the essence of the powers of attorney originally conferred, having to communicate to THE ENTERPRISE the changes that were performed.

TWELFTH.- ECONOMICAL SUPPORT AND LOAN TO THE COOPERATIVE. THE ENTERPRISE will hand to THE COOPERATIVE up to $US 200.000.00 (Two hundred thousand Dollars) assigned completely to the payment of the most urgent obligations and to the creditors that may have started judicial trials. The concepts of the disbursements agreed voluntarily between THE ENTERPRISE and THE COOPERATIVE are:
1. The amount of $US 100.000.00 (One hundred thousand Dollars)-- as a matter of voluntary economical support with no charge when bringing back nor later charge on the ENTERPRISE's side, the one that will be counted from February 6, 1996. 2. The amount of $US 100.000.00 (One hundred thousand Dollars) as loan, with no interests, that will be reimbursed through payments programmed from the percentage of 18% (eighteen percent) to which the COOPERATIVE has the right according to this contract, amount that will be charged off after the work on the three sites of work start, or according to the production.

THIRTEENTH.- CONTRIBUTIONS TO FERRECO AND CENTRAL LOCAL UNIDAS CANGALLI: It is agreed by both parties, that the contributions to FERRECO and the CENTRAL LOCAL DE COOPERATIVAS CANGALLI LTDA. will be of 0.5 % (zero point five percent) of the crude production. For that effect THE ENTERPRISE will be the agent of retainage to perform the corresponding contributions to the institutions already mentioned.

FOURTEENTH.- BONUS FOR THE POPULATION OF CANGALLI.
The contracting parties fix a voluntary contribution of 0.5 % (zero point five percent) of the crude production in behalf of the population of Cangalli, amount that will be supervised by THE ENTERPRISE and THE COOPERATIVE in order to fulfill the plans and programs of development of the locality, mainly in the fields of health, education and basic substructure improvement.

FIFTEENTH.- REASONS FOR RESCISSION OF THE CONTRACT. 1. The failure of one or all the clauses of the present contract, will be a reason for rescission, with the corresponding compensation of loss for the prejudiced party. 2. The non initiating of works of prospecting and exploitation in the terms appointed in this contract.

No. 4205590
Series "E - 95"
D.S. 21124 of 11-15-85
R. Sec. No. 597 of 07-14-95

                             [SEAL - ATTORNEY - SPECIAL NOTARY OF MINES AND OIL]
                                   [DR. MARIA ESTHER VALLEJOS - LA PAZ, BOLIVIA]

                                      - 8 -
3. The  unjustified  intermission  of work  for a term of 60  days.
SIXTEENTH.- ARBITRATION: Any disagreement, conflict or dispute that may arise as a consequence of the application, interpretation or execution of the present contract, will be solved by means of arbitral trial to which the parties declare to appeal freely, and for that effect they will be submitted the Regulations of Settlement and Arbitration of the Camara Nacional de Comercio de Bolivia.

SEVENTEENTH.= ABOUT THE OBSERVANCE. THE ENTERPRISE guarantees the complete observance of this contract with all the assets and inventory invested in the prospecting and work according to this contract. In the same way THE COOPERATIVE guarantees the fulfillment of this contract in all its concessions mentioned in this contract .

EIGHTEENTH.- ABOUT THE CONFORMITY: You will say that we Lic. Rene Vasquez Deheza, I.D. No. 088290 L.P. and Dr. Terry C. Turner, as legal representatives of THE ENTERPRISE, on one side, and on the other side, Benjamin Duran Siray with I.D. No. 425375 L.P., Jhon Loza Torrez with I.D. No. 3305110 L.P., Jorge Barradas Arauco with I.D. No. 2378417 L.P., Constancio Arauco Hurtado with I.D. No. 497716 L.P., Carlos Rodriguez Escalante with I.D. No. 1254470 L.P., Mario Zumelzu Garcia with I.D. No. 280290 L.P., Lucio Trillo Saravia with I.D. No. 2266221 for the COOPERATIVE declare our total acceptance of all and each of the clauses in the present contract, signing as an agreement sign.
Mr. Notary, please, attach the other clauses according to the stile for better validity of this contract. La Paz, October eighteenth, nineteen ninety-six.
FOR THE ENTERPRISE EAGLE MINING OF BOLIVIA LTDA. Signed Lic. Rene Vasquez Deheza.- I.D. No. 088290 L.P. Signed Dr. Terry Turner I.D. 3372656 L.P. FOR THE MINING COOPERATIVE "UNIDAS CANGALLI LTDA." Signed: Benjamin Duran Siray. Signed:
Jhon Loza Torrez. Signed: Jorge Barradas Arauco. Signed: Constancio Arauco Hurtado. Signed: Carlos Rodriguez Escalante. Signed: Mario Zumelzu Garcia.
Signed: Lucio Trillo Saravia. Signed Dr. Terry Turner .- ATTORNEY AT LAW.- M.C.A. 000906- Reg. No. 52-1212TCT. RUC. 2080064733-0.
TESTIMONY OF POWER OF ATTORNEY No. 344/96. CORRESPONDS.
Sign and Notary seal. TESTIMONY No. 344/96. OF THE SPECIAL AND AMPLE POWER, THAT THE MINING COOPERATIVE "UNIDAS CANGALLI" LTDA. AWARDS REPRESENTED BY MR. HERNAN DEL CARPIO ZUBIETA AND PEDRO 2DO. GUZMAN WICKEL IN BEHALF OF BENJAMIN DURAN SIRAY, JHON LOZA TORREZ, JORGE BARRADAS ARAUCO, MARIO ZUMELZU GARCIA, CONSTANCIO ARAUCO HURTADO, CARLOS RODRIGUEZ ESCALANTE, LUCIO TRILLO SARAVIA. In the city of La Paz, at eleven thirty on October thirty-one, nineteen ninety-six, before me: the ATTORNEY AT LAW MARIA ESTHER VALLEJOS H. SPECIAL NOTARY OF MINES AND OIL and witnesses that sign are named at the end and subscribe, were present Mr. HERNAN DEL CARPIO ZUBIETA with I.D. No. 303007-LP and PEDRO 2DO. GUZMAN WICKEL., with I.D. No. 2263567-LP,. of statutory age and legally able, to whom I know and attest and said: That, accomplishing what was said in the Extraordinary General Meeting of the Mining Cooperative "UNIDAS CANGALLI" LTDA. on October 24, 1996, whose minutes will be transcribed at full length award a SPECIAL AND AMPLE POWER which is required in behalf of Mr: BENJAMIN DURAN SIRAY, JHON LOZA TORREZ, JORGE BARRADAS ARAUCO, MARIO ZUMELZU GARCIA, CONSTANCIO ARAUCO HURTADO, CARLOS RODRIGUEZ ESCALANTE and LUCIO TRILLO SARAVIA, that in representation of the shares and rights of the Cooperative "UNIDAS CANGALLI" LTDA. and the 118 shareholders that are part of the Cooperative accomplish the following acts:---

No. 7205591
Series "E - 95"
D.S. 21124 of 11-15-85
R. Sec. No. 597 of 07-14-95

                             [SEAL - ATTORNEY - SPECIAL NOTARY OF MINES AND OIL]
                                   [DR. MARIA ESTHER VALLEJOS - LA PAZ, BOLIVIA]

1.- All the representative that were named have the faculty and ample powers to sign the mining prospecting and working contract with the enterprise EAGLE MINING OF BOLIVIA LTDA. or other national or foreign enterprises or with natural or foreign investors, compromising the Cuadro Cangalli and all the mining concessions property of the Cooperative and the areas and deposits to which they
have  rights  and  shares  as  exploitation  authorizations.   -  -  -
2.- The representatives BENJAMIN DURAN SIRAY, JOHN LOZA TORREZ AND JORGE BARRADAS ARAUCO as President, Secretary General and Treasurer respectively will have to accomplish with the transference of the mining concessions called "18 DE NOVIEMBRE" of Felipe Navia Sandoval, "CHACO" of Andres Carrizales Mendoza and "FLOR DE MAYO" of Juan Carlos Rodriguez Loza and other mining concessions, as well as to have rights, sign covenants and contracts, societies and other ways relative to the mining prospecting and exploitation whether they are natural, juridical people, Mining Cooperatives and Others.- - -
To the effect of this commission, their incidencies and emergencies the agents receive vast faculties of signing minutes, contracts, notary documents appear before the authorities, administratives of Mining, juridical authorities of civil and penal matters and mining subject in order to perform all the necessary acts for the best accomplishment of this commission, the lack of a express clause won't make it void or insufficient. MINUTES OF THE GENERAL ASSEMBLY OF THE GOLD MINING COOPERATIVE "UNIDAS CANGALLI LTDA.". In the mining camp Cangalli, of the jurisdiction of Canton of Tipuani, in the Larecaja Province of the Department of La Paz, at ten, on October twenty-four, nineteen ninety-six, The directors and shareholders of the mining cooperative "UNIDAS CANGALLI" LTDA. Gathered in General Assembly to consider the following:

AGENDA. Sole.- Representatives appointment. The president of the Cooperative after having established the existence of a quorum according to regulations, informed to the Assembly the need to designate legal representatives to sign the contract of mining work with the enterprise "EAGLE MINING OF BOLIVIA LTDA." or other national or foreign, and/or with natural persons or collective national or foreign; besides, with faculties to sign additional Contracts or attachment to the main contract, in which the 2004 mining claims, concession and mining rights will be involved. The assembly, after exchanging different opinions, approved this need, assigning as representatives to the following directors: Benjamin Duran Siray, Jhon Loza Torrez and Jorge Barradas Arauco as President, Secretary General and Treasurer of the Administration Council of the Cooperative, and Mr. Mario Zumelzu Garcia, Mr. Constancio Arauco Hurtado, Mr. Carlos Rodriguez Escalante and Lucio Trillo Saravia. The General Assembly commissions to the shareholders Hernan del Carpio Zubieta with I.D. No. 303007-LP and Pedro 2do. Guzman Wickel with I.D. No. 2263567-LP to report to the Special Notaryship of Mines and Oil of La Paz, to sign the protocol of Power of Notary in behalf of the Cooperative. Not having any other point to discuss, the assembly was suspended at eleven thirty on the same day. Seal: Gold Mining Cooperative.- Unidas Cangalli Ltda. Cangalli Tipuani - Bolivia. ADMINISTRATION COUNCIL.
Signed: Benjamin Duran Siray.- PRESIDENT. Signed: John Loza Torrez.- SECRETARY GENERAL. VIGILANCE COUNCIL: Signed: Jose Silva Colque.- PRESIDENT. PARTNERS.
Signed: Pedro 2do. Guzman.- I.D. No. 2263567-LP.

No. 7205592
Series "E - 95"
D.S. 21124 of 11-15-85
R. Sec. No. 597 of 07-14-95
                             [SEAL - ATTORNEY - SPECIAL NOTARY OF MINES AND OIL]
                                   [DR. MARIA ESTHER VALLEJOS - LA PAZ, BOLIVIA]

Signed: Hernan del Carpio Zubieta.- I.D. No. 303007-LP. Signed: Mario Zumelzu Garcia.- I.D. No. 280299-LP. Signed: Carlos Rodriguez E.- I.D. No. 1254470-PT.
Signed: Lucio Trillo S.- I.D. No. 2166221-LP. Signed: Ladislao Garcia B.- I.D. No. 2373013-LP. Signed: German Nunez A.- I.D. No. 2600699. Signed: Richard Garcia B.- I.D. No.2082585-LP. So they said award and sign in presence of the witnesses, the citizens Leonardo Linares Nieto with I.D. No. 3361005-LP, and Custodia Claure Jimenez with I.D. No. 467852-LP., of statutory age, legally able and the awarders were notified of the contents without any note to its contents of which I attest. Signed: HERNAN DEL CARPIO ZUBIETA with I.D. No. 303007-LP.- -
- Signed:  PEDRO 2DO.  GUZMAN  WICKEL.,  with I.D. No.  2263567-LP.- - - Signed:
Leonardo Linarez Nieto, with I.D. No. 3361005 LP. - Witness.- Signed: Custodia Claure Jimenez, with I.D. No. 467852 LP. Witness.- Signed: before me, DR. MARIA ESTHER VALLEJOS H., SPECIAL NOTARY OF MINES AND OIL.

AGREES.- THE PRESENT TESTIMONY WITH THE ORIGINAL REFERENCED, TO WHICH IF NECESSARY I MAY USE, THE ONE THAT AFTER HAVING COMPARED AND CORRECTED FAITHFULLY AND LEGALLY I AUTHORIZE, SIGN AND SEAL IN THE CITY OF LA PAZ THE FIRST DAY OF NOVEMBER OF NINETEEN NINETY- SIX. I ATTEST: Sign and Notary Seal. Signed: DR. MARIA ESTHER VALLEJOS H., SPECIAL NOTARY OF MINES AND OIL.- LA PAZ - BOLIVIA.

TESTIMONY OF POWER OF ATTORNEY No. 192/96.       CORRESPONDS.
Sign and Notary Seal. TESTIMONY. NUMBER: ONE HUNDRED AND NINETY-TWO. No. 192. GENERAL POWER OF VAST AND AMPLE ADMINISTRATION THAT IS AWARDED BY: GOLDEN EAGLE INTERNATIONAL, INC. AND MRS. MARY A. ERICKSON, REPRESENTED BY DR. TERRY C. TURNER IN BEHALF OF DR. TERRY C. TURNER AND LIC. RENE VELASQUEZ DEHEZA AS LEGAL REPRESENTATIVES OF THE ENTERPRISE "EAGLE MINING OF BOLIVIA" LTDA. In the city of La Paz, at nine thirty on October twenty- five, nineteen ninety-six.- Before me:
DR. HELEN KATE MENDOZA RODRIGUEZ, Attorney at law, First Class Notary Public of this Judicial District and witnesses that are named at the end and subscribe, was present DR. TERRY C. TURNER representing GOLDEN EAGLE INTERNATIONAL, INC. and SRA. MARY A. ERICKSON, of statutory age, resident of the city and legally able, to whom a I identify and know and said: As representative of GOLDEN EAGLE INTERNATIONAL, INC. and MRS. MARY A. ERICKSON according to the powers of attorney No. 931 and 935 of 09/18/96 and 09/20/96 whose pertinent parts will be transcribed, grant a General Power of Attorney of Administration, Ample and Enough in behalf of: Dr. TERRY C. TURNER and LIC. RENE VELASQUEZ DEHEZA as legal representatives of the Enterprise "EAGLE MINING OF BOLIVIA" LTDA., So that they take on the respective legal capacity in behalf of themselves and GOLDEN EAGLE INTERNATIONAL, INC., shares and rights, together and indistinctly before any authority whether it is, financial, administrative, judicial of social work, policeman, taxpayer, ministerial, public and/or private authorities, natural and/or juridical, autarchical, semi-autarchical, decentralized, mixed, and others that were necessary without limitation in order to perform transactions, arrangements, and other acts concerning the exercise of their functions watching over the property and interests of the mentioned Enterprise.- For that reason,

No. 7205593
Series "E - 95"
D.S. 21124 of 11-15-85
R. Sec. No. 597 of 07-14-95
               [SEAL - ATTORNEY - SPECIAL NOTARY OF MINES AND OIL]
                  [DR. MARIA ESTHER VALLEJOS - LA PAZ, BOLIVIA]
their incidences and emergencies grant them the authority to: a) submit authorizations, certificates, attesting documents, petitions, briefs, obtain testimonies, resolutions, decrees, certified copies, request and grant total and partial receipts, pay taxes, valuations, tariffs.- b) Open, handle and close current accounts, savings banks on local and/or foreign currency, draw checks and bank drafts, endorse, cash and protest drafts, draw and accept, endorse bills of exchange, orders of payment, cheques, cash or protest them, discount, rediscount bills of exchange and commercial documents, subscribe contracts payments in advance, obtain certificates of deposit, letters of credit, bank endorsements and others, negotiate and obtain bank credits of financial institutions and/or particulars with collaterals, chattel mortgages or personal guarantees, make demand deposits and time deposits opening of letters of credit, rent safes, bank certificates, mortgage certificates and perform all kinds of bank and commercial operations, active and passive ones and the others authorized by the Bolivia legislation in general.- c) Celebrate contracts of any type convenient to Institution, determining and negotiating conditions, manners, and terms, interests, and terms & conditions of payment, clauses, guarantees, subscribe contracts, abstracts, public instruments, protocols, public and/or private documents, authentication of signatures and flourishes, acknowledgement of receipts, notarized letters, vouchers of all types, verify paying-offs, agreements, covenants and all necessary documents without any restriction.-d) Hire and dismiss personnel, determining salaries, type of work according to the policy approved by the directory, sign working contracts according to the arrangements in force of the labor laws, approve pre-notices, clearance certificates and present pertinent lawsuits against employees that commit faults and/or offenses in their duties.- e) buy, sell, receive, withhold, endorse, transfer, exchange, mortgage, rent, give in antichresis (contracts whereby credit manages debtor's property for mutual benefit), immovable property and furniture liable to registration, in other words telephone stock and vehicles.-
f) Receive letters, messages, telex, telefax, parcel post, merchandise from customs, post office, courier, air transport, railway, shipping lines, and fast delivery.- g) Award all kinds of especial powers of attorney under terms and conditions convenient for the employees and/or third parties.- h) file suits, continue file suits, initiate, continue, in all degrees and processes of a suit, trials of knowledge, executive, bankruptcy, summary proceedings, civil, penal, of labor, actions under taxation law, actions under administrative law, banking, coactive-fiscal, customs, and others within the substantive and adjective laws without limitation by matter, nature, size, using all the ordinary and/or extraordinary recourses that the law awards with the faculty to exercise al the inherent necessary legal acts as disposed by the code of civil procedure, code of criminal procedure, taxation code, work law of procedure, and other substantive and adjective standards without any limitation, for matter, nature, amount. Present complaints of all kinds, whether ordinary, civil, executive, bankruptcy, coactive, of labor, social, penal, answer those ones by previous personal notification to the members of the directory, present remonstrances, present all kinds of briefs and publication, request writ of payment inditimidation to be pronounced, request summons and notifications, whether they are personal, by means of official document or by edict, swearing that the

No. 7205594
Series "E - 95"
D.S. 21124 of 11-15-85
R. Sec. No. 597 of 07-14-95

                             [SEAL - ATTORNEY - SPECIAL NOTARY OF MINES AND OIL]
                                   [DR. MARIA ESTHER VALLEJOS - LA PAZ, BOLIVIA]
affirmed circumstances are true and request contempt of court, ask for and request the determination of the nature of the trial, whether they are ordinary, de facto or de jure; offer and produce all kinds of proof, whether they are literal, witness, expert, attend to ocular inspections; observe and object the proof of the counter party, attend with authority to speak and legitimate representation of the bank to hearings, request these ones, ask for reception of proof, request prorogation or suspension of these ones, request extension or prorogation; of the test term; propose and receive testimonies, formulating the examinations for the witnesses of the other party to the suit, present defects and disqualify witnesses, observe and challenge the proof of the counter party, attend to ocular inspections, debates, hearings and other judicial proceedings, present and oppose arbitration of all kinds; present demurrers and demurrers to jurisdiction, reply to demurrers; provoke and reply to the incidents, process these ones presenting the necessary proofs, answer, duplicate, ask for oaths and provoked confessions, present appeals for judgment with alternative to appeals, repeals, ask for and request plea of jurisdiction, establish matters of competence, present excuses, request motion of recusation, presenting the necessary oaths; present comparisons, establish remedies of appeals of cessation and nullity, establish ordinary an/or extraordinary appeals; request complements and explanations; organize executory processes; present complaints and penal denouncements establish previous questions, pre-judicials, ask for and request all kinds of writs, whether they are detention, summons, ask for demands and fiscal decisions, ask for removal of judicial police proceedings, present all kind of penal evidences, ask for and request final judicial decree dictates, attend to hearings, appeal for nullity and cessation; request reports, certificates, testimonies, authenticated copies, resolutions, judgments, judicial decrees, substantiate and present all kind of judicial proceedings preventive of complaints, specially the ones admitted by the code of penal procedure offer and reject any type of bonds, request trustees and dismiss them; request annotations and registrations in the offices of Federal Taxes, Commerce Registry Office, Telephone Cooperatives, traffic police, attend with the right to vote to creditors's meetings, ask for qualification of motions that convene in preventive proceeding; accept and reject payment proposals followed by appropriation, summary proceeding, initiate complaints in eviction, whether they are place of business and/or housing, complaint of eviction and the other proceeding in court, summary and summary and urgent that are contemplated in our mandamus in force. Likewise, they are empower to present all kinds of appeal constitutional resources, such as Habeas Corpus, Constitutional Guarantee, appearing to the hearings by themselves of by special attorney in fact performing pertinent legal arguments; present appeals for Direct Annulements, complaint of un-constitutionality and its non applicability;

No. 7205595
Series "E - 95"
D.S. 21124 of 11-15-85
R. Sec. No. 597 of 07-14-95
                             [SEAL - ATTORNEY - SPECIAL NOTARY OF MINES AND OIL]
                                   [DR. MARIA ESTHER VALLEJOS - LA PAZ, BOLIVIA]
appeal against illegal taxes, suits for damages, presenting all kind of proofs recognized by the Bolivian law. Likewise, they are empowered to handle any extraordinary appeal before the Supreme Court of the Nation, until its conclusion, in other words perform any necessary arrangement, handling and/or judicial proceeding, for the fulfillment of the present contract without considering the lack of any express clause in this commission insufficient. TRANSCRIPTION OF THE PERTINENT PART OF THE POWER OF ATTORNEY TESTIMONY No. 931/86.- POWER OF ATTORNEY TESTIMONY OF GOLDEN INTERNATIONAL, REPRESENTED BY ITS PRESIDENT MARY A. ERICKSON, IN BEHALF OF THE ATTORNEY MR. TERRY C. TURNER.- In the city of La Paz, at fifteen and thirty on the eighteenth of September, nineteen hundred and ninety-six.- Dr. Terry C. Turner, Attorney, of age, legally able, whom I attest I know, appeared before me: RONALD J. CALDERON CRESPO, Attorney, First Class Notary Public of this Judicial District and witnesses that are named below and who subscribe, and presented to me a Special Power of Attorney to be converted into a public document which transcribed literally has the following tone: TRANSCRIPTION OF THE POWER OF ATTORNEY.- COUNTY OF DENVER:
STATE OF COLORADO.- Awarded by GOLDEN EAGLE INTERNATIONAL, Inc., A corporation constituted according to the laws of the State of Colorado of The United States of America, represented by its President, Mary A. Erickson, made evident in the minutes of the Directory of June 28, 1996 which has been inspected and ransacked by the Notary Public that signs below, in behalf of the attorney Dr. Terry C. Turner, residing in the city of La Paz - Bolivia, with I.D. No. 3372656 L.P. with the following powers: a) carry out isolated or occasional acts within the definition of Article 415 of the code of commerce, b) Represent Golden Eagle International Inc., judicially or extrajudicially, before any authority and personnel of the Republic of Bolivia, with enough personality and legal capacity... g) (pertinent part) confer power of attorney or Special powers of attorney with the faculties that were considered convenient... TRANSCRIPTION OF THE PERTINENT PART OF THE POWER OF ATTORNEY TESTIMONY No. 935/96.- POWER OF ATTORNEY TESTIMONY AWARDED BY MARY A. ERICKSON IN BEHALF OF THE ATTORNEY DR.
TERRY C. TURNER.- In the city of La Paz, at Fifteen fifty on the twentieth of September of nineteen hundred and ninety-six.- Dr. Terry C. Turner, Attorney, of age, legally able, whom I attest I know, appeared before me: RONALD J. CALDERON CRESPO, Attorney, First Class Notary Public of this Judicial District and witnesses that are named below and who subscribe, and presented to me a Special Power of Attorney to be converted into a public document which transcribed literally has the following tone: TRANSCRIPTION OF THE POWER OF ATTORNEY.- COUNTY OF DENVER: STATE OF COLORADO, awarded by Mrs. Mary Erickson, residing in the State of Colorado of the United States of America in behalf of the attorney Dr. Terry C. Turner, residing in the city of La Paz - Bolivia with I.D. No. 3372656 L.P., with the following faculties... e) (pertinent part) Confer power of attorney or Special powers of attorney with the faculties that were considered convenient... Substitute and reassume, so she said, awards and signs having previously read from beginning to end along with the witnesses Mr. Jorge Vargas C. with I.D. No. 2697636 L.P., and Emma Villarreal de Filipovich with I.D. No. 2040464 L.P., both of Statutory age, residents of this city, and

No. 7205596
Series "E - 95"
D.S. 21124 of 11-15-85
R. Sec. No. 597 of 07-14-95
                             [SEAL - ATTORNEY - SPECIAL NOTARY OF MINES AND OIL]
                                   [DR. MARIA ESTHER VALLEJOS - LA PAZ, BOLIVIA]
legally able to whom I attest I know.- Signed: DR. TERRY C. TURNER representing GOLDEN EAGLE INTERNATIONAL, INC AND MRS. MARY A. ERICKSON.- BESTOWER.- Signed:
Jorge Vargas.- Witness.- Signed: Emma Villarreal de Filipovich.- Witness.- Before me: DR. HELEN KATE MENDOZA RODRIGUEZ, ATTORNEY, FIRST CLASS NOTARY PUBLIC OF THIS JUDICIAL DISTRICT. SEAL AND NOTARY'S MARK. AGREES, the present testimony with the referenced original protocol, to which I will refer and exempt under petition of the interested party the one that after having been read, corrected, and confronted, faithfully and legally I authorize, sign and seal in the city of La Paz, on October twenty-five, nineteen hundred ninety-six.- I CERTIFY. Seal and Notary's mark. Signed: Dr. Helen Kate Mendoza R.- ATTORNEY - 109030.- 1ST. CLASS NOTARY PUBLIC.- LA PAZ - BOLIVIA 031.

EVIDENCE OF PAYMENT OF MINING PATENT.-  EVIDENCE OF PAYMENT.- No. 423126.- Date:
La Paz, November 5, 1996.- - - Name: Felipe Navia Sandoval.- - - Tax Identification Number 03.- - - Address: La Paz.- - - DETAILS.- Your payment for Mining Patent designated "18 DE NOVIEMBRE" of 13 Has. over gold and other minerals deposits, located in Canton of Tipuani, Province of Larecaja of the Department of La Paz, corresponding to the 1rs. Semester/1996.- - TAXES.- Bs. 33,67.- - - DETAILS.- Rep. of evidence.- - - TAXES.- Bs. 2,00.- - - IT IS:
THIRTY-FIVE 67/100 BOLIVIANO. Remarks: T/C.5.18.  Liquidator:  F.P.V.- - - Seal:
PAID - NOV 06, 1996- - - CASHIER'S DESK 1 - LA PAZ - BOLIVIA.- - - Signed: Lic. Rene Arze Alba.- HEAD CONTROL UNIT FISCAL OBLIGATIONS.- Administration Reg. La Paz - D.G.I.I.

OTHER EVIDENCE OF PAYMENT OF MINING PATENT.-  EVIDENCE OF PAYMENT.- No. 423125.-
Date: La Paz, November 5, 1996.- - - Name: Andres Carrizales Mendoza.- - - No. of tax identification number 03.- - - Address: La Paz.- - - DETAILS.- Your payment for the Mining Patent denominated "CHACO" of 100 Has., over gold and other minerals deposit, located in the Canton of Tipuani, Province of Larecaja of this Department, corresponding to the 1st. Semester/1996.- - TAXES.- Bs. 259,00.- - - DETAILS.- Rep. of evidence.- - - TAXES.- Bs. 2,00.- - - IT IS: TWO HUNDRED AND SIXTY-ONE 00/100 BOLIVIANOS. Remarks: T/C.5.18. Liquidator: F.P.V.-
- - Seal:  PAID - NOV 06,  1996- - -  CASHIER'S  DESK 1 - LA PAZ - BOLIVIA.- - -
Signed: Lic. Rene Arze Alba.- HEAD CONTROL UNIT FISCAL OBLIGATIONS.- Administration Reg. La Paz - D.G.I.I.
OTHER EVIDENCE OF PAYMENT OF MINING PATENT.-  EVIDENCE OF PAYMENT.- No. 423124.-
Date: La Paz, November 5, 1996.- - - Name: Andres Carrizales Mendoza.- - - No. of tax identification number 03.- - - Address: La Paz.- - - DETAILS.- Your payment for the Mining Patent denominated "MONTE VERDE" of 600 Has., over gold and other minerals deposit, located in the Canton of Challana, Province of Larecaja of the Department of La Paz, corresponding to the 1st. Semester/1996.-
- TAXES.- Bs. 1.554,00.- - - DETAILS.- Rep. of evidence.- - - TAXES.- Bs. 2,00.-
- - IT IS: ONE THOUSAND FIVE HUNDRED AND FIFTY- SIX 00/100 BOLIVIANOS.  Remarks:
T/C.5.18. Liquidator: F.P.V.- - - Seal: PAID - NOV 06, 1996- - - CASHIER'S DESK 1 - LA PAZ - BOLIVIA.- - - Signed: Lic. Rene Arze Alba.- HEAD CONTROL UNIT FISCAL OBLIGATIONS.- Administration Reg. La Paz - D.G.I.I.

OTHER EVIDENCE OF PAYMENT OF MINING PATENT.-  EVIDENCE OF PAYMENT.- No. 423123.-
Date: La Paz, November 5, 1996.- - - Name: Macario Alvarez D. Hector Sanjinez G.- - - No. of tax identification number 03.- - - Address: La Paz.- - - DETAILS.-

No. 7205599
Series "E - 95"
D.S. 21124 of 11-15-85
R. Sec. No. 597 of 07-14-95
                             [SEAL - ATTORNEY - SPECIAL NOTARY OF MINES AND OIL]
                                   [DR. MARIA ESTHER VALLEJOS - LA PAZ, BOLIVIA]

Your payment for the Mining Patent denominated "15 DE NOVIEMBRE" of 600 Has., over gold and other minerals deposit, located in the Canton of Tipuani, Province of Larecaja of the Department of La Paz, corresponding to the 1st. Semester/1996.- - TAXES.- Bs. 1.554,00.- - - DETAILS.- Rep. of evidence.- - - TAXES.- Bs. 2,00.- - - IT IS: ONE THOUSAND FIVE HUNDRED AND FIFTY-SIX 00/100 BOLIVIANOS. Remarks: T/C.5.18. Liquidator: F.P.V.- - - Seal: PAID - NOV 06, 1996- - - CASHIER'S DESK 1 - LA PAZ - BOLIVIA.- - - Signed: Lic. Rene Arze Alba.- HEAD CONTROL UNIT FISCAL OBLIGATIONS.- Administration Reg. La Paz - D.G.I.I.

OTHER EVIDENCE OF PAYMENT OF MINING PATENT.-  EVIDENCE OF PAYMENT.- No. 423122.-
Date: La Paz, November 5, 1996.- - - No. of tax identification number 03.- - - Trade name: "Cooperativa Minera Aurifera Unidas Cangalli Ltda." Address: La Paz.- - - DETAILS.- Your payment for the Mining Patent denominated "SAN JUAN DE BUENA VISTA" of 200 Has., over gold and other minerals deposit, located in the Canton of Tipuani, Province of Larecaja of the Department of La Paz, corresponding to the 1st. Semester/1996.- - TAXES.- Bs. 518,00.- - - DETAILS.- Rep. of evidence.- - - TAXES.- Bs. 2,00.- - - IT IS: FIVE HUNDRED AND EIGHTEEN 00/100 BOLIVIANOS. Remarks: T/C.5.18. Liquidator: F.P.V.- - - Seal: PAID - NOV 06, 1996- - - CASHIER'S DESK 1 - LA PAZ - BOLIVIA.- - - Signed: Lic. Rene Arze Alba.- HEAD CONTROL UNIT FISCAL OBLIGATIONS.- Administration Reg. La Paz - D.G.I.I.
OTHER EVIDENCE OF PAYMENT OF MINING PATENT.-  EVIDENCE OF PAYMENT.- No. 423121.-
Date: La Paz, November 5, 1996.- - - No. of tax identification number 03.- - - Trade name: "Cooperativa Minera Aurifera Unidas Cangalli Ltda." Address: La
Paz.- - - DETAILS.- Your payment for the Mining Patent denominated "UNIDAS CANGALLI" of 635 Has., over gold and other minerals deposit, located in the Canton of Tipuani, Province of Larecaja of the Department of La Paz, corresponding to the fiscal year 1995 and the 1st. Semester/1996.- - - TAXES.- Bs. 3.280,00.- - - DETAILS.- Rep. of evidence.- - - TAXES.- Bs. 2,00.- - - IT
IS:  THREE  THOUSAND  TWO HUNDRED AND  NINETY-ONE  30/100  BOLIVIANOS.  Remarks:
T/C.5.18. Liquidator: F.P.V.- - - Seal: PAID - NOV 06, 1996- - - CASHIER'S DESK 1 - LA PAZ - BOLIVIA.- - - Signed: Lic. Rene Arze Alba.- HEAD CONTROL UNIT FISCAL OBLIGATIONS.- Administration Reg. La Paz - D.G.I.I.
OTHER EVIDENCE OF PAYMENT OF MINING PATENT.-  EVIDENCE OF PAYMENT.- No. 423120.-
Date: La Paz, November 5, 1996.- - - Name: Juan Carlos Rodriguez Loza.- - - No. of tax identification number 03.- - - Address: La Paz.- - - DETAILS.- Your payment for the Mining Patent denominated "FLOR DE MAYO" of 50 Has., over gold and other minerals deposit, located in the Canton of Tipuani, Cangalli, Province of Larecaja of this Department, corresponding to the 2nd. Semester/1995 and the 1st. Semester/1996.- - TAXES.- Bs. 259,00.- - - DETAILS.- Rep. of evidence.- - - TAXES.- Bs. 2,00.- - - IT IS: TWO HUNDRED AND SIXTY-ONE 00/100 BOLIVIANOS.
Remarks: T/C.5.18. Liquidator: F.P.V.- - - Seal: PAID - NOV 06, 1996- - - CASHIER'S DESK 1 - LA PAZ - BOLIVIA.- - - Signed: Lic. Rene Arze Alba.- HEAD CONTROL UNIT FISCAL OBLIGATIONS.- Administration Reg. La Paz - D.G.I.I.
EVIDENCE OF BANK DEPOSIT.- DEPOSIT SLIP OF BANCO DE LA PAZ S.A. - - - Place.- La Paz.- - Day.- 06.- - Month.- 11.- - Year.- 96.- Account No. 1110107725-1.
Belonging to: Dr. T.C. Turner.- - Signature of depositor.- - Deposit in cash.- 40.- Total Deposited.- 40.- - - It is: Forty 00/100 Bolivianos.- - - Seal: Cash box section NOV. 06, 1996.- - - Jenny Echeve Saravia.

No. 7205598
Series "E - 95"
D.S. 21124 of 11-15-85
R. Sec. No. 597 of 07-14-95
                             [SEAL - ATTORNEY - SPECIAL NOTARY OF MINES AND OIL]
                                   [DR. MARIA ESTHER VALLEJOS - LA PAZ, BOLIVIA]

CONCLUSION.- It is according to the original abstract and attached documents that were presented to me the ones that, after being numbered and endorsed by the undersigned Notary, have been annexed to the collection of its type according to the article thirty-one of the Notary Law and two hundred and sixteen of the mining code.- - - The appearing party approve and ratify the present MINING LEASE WORKING PAPER, SUBSCRIBED BETWEEN THE MINING COOPERATIVE "UNIDAS CANGALLI LTDA.", REPRESENTED BY BENJAMIN DURAN, JORGE BARRADAS ARAUCO, MARIO ZUMELZU GARCIA, LUCIO TRILLA SARAVIA, JHON LOZA TORREZ, CARLOS RODRIGUEZ ESCALANTE AND CONSTANCIO ARAUCO HURTADO, AND THE ENTERPRISE EAGLE MINING OF BOLIVIA LTDA. REPRESENTED BY RENE VELASQUEZ DEHEZA AND DR. TERRY C. TURNER, signed along with the witnesses, the citizens Leonardo Linarez, with I.D. No. 3361005-LP. and Custodia Claure, with I.D. No. 467852-LP., of age, legally able, residents of this city, who, along with the appearing party, were well-informed of its tone without note to its contents. I attest.
FOR THE ENTERPRISE EAGLE MINING OF BOLIVIA LTDA. Signed: Lic. Rene Velasquez Deheza with I.D. No. 088290-LP. Signed: Dr. Terry C. Turner with I.D. No. 3372656-L.P.----- FOR THE MINING COOPERATIVE "UNIDAS CANGALLI LTDA." . Signed:
Jhon Loza Torrez with I.D. No. 3305110-LP. Signed: Jorge Barradas Arauco with I.D. No. 2378417-L.P. Signed: Carlos A. Rodriguez Escalante with I.D. No. 1254470-L.P. Signed: Mario Zumelzu Garcia with I.D. No. 280299-L.P. Signed:
Constancio Arauco Hurtado with I.D. No. 497716-L.P. Signed: Lucio Emilio Trillo Saravia with I.D. No. 2266221-LP. signed: Leonardo Linarez Nieto, with I.D. No. 3361005 LP.- WITNESS.- Signed: Custodia Claure Jimenez, with I.D. No. 467852 LP.- WITNESS.- Signed: before me, DR. MARIA ESTHER VALLEJOS H. SPECIAL NOTARY OF MINES AND OIL.
THE PRESENT  DOCUMENT IS CONCORDANT  WITH THE  REFERENCED  ORIGINAL,  TO WHICH I
REFER IF NECESSARY, THE ONE THAT, AFTER HAVING BEEN CONFRONTED, CORRECTED, FAITHFULLY AND LEGALLY, I AUTHORIZE, SEAL AND SIGN IN THE CITY OF LA PAZ ON THE ELEVENTH DAY OF NOVEMBER OF NINETEEN HUNDRED AND NINETY-SIX. I ATTEST.

[SEAL - SPECIAL NOTARY OF MINES AND OIL - DR. MARIA ESTHER VALLEJOS - ATTORNEY AND NOTARY - LA PAZ, BOLIVIA]

                                  [signature]
                          Dr. Maria Esther Vallejos H.
                        SPECIAL NOTARY OF MINES AND OIL
                                La Paz - Bolivia


MINING REGISTRY OFFICE REMARK: The precedent testimony has been registered on November 11, 1996 under Entry No. 263 of the Book "B".

                             La Paz, Nov. 11, 1996


                                   [signature]
                          Dr. Maria Esther Vallejos H.
                         SPECIAL NOTARY OF MINES AND OIL
                                La Paz - Bolivia